EXHIBIT TO BE FILED BY EDGAR



         3.       By filing the following exhibits in Item 6 thereof:

         Exhibits

                  F-1(c) -        Opinion of Berlack, Israels & Liberman LLP

                  F-2(c) -        Opinion of Ballard Spahr Andrews & Ingersoll